UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On November 24, 2020, in connection with the previously-announced pricing of an underwritten public offering of 26,666,666 shares of common stock and common stock warrants to purchase up to 13,333,333 shares of common stock (the “Offering”), Advaxis, Inc. (the “Company”) entered into an underwriting agreement, dated November 24, 2020 (the “Underwriting Agreement”), with A.G.P./Alliance Global Partners, acting as the representative of the underwriters named therein (the “Underwriters”). The shares of common stock and warrants were offered together at a combined public offering price of $0.30 per share. The warrants will have an exercise price of $0.35 per share, will be immediately exercisable and will expire five years from the date of issuance. The Company has granted the Underwriters a 30-day option to purchase up to an additional 3,999,999 shares of common stock and/or 1,999,999 warrants to cover over-allotments, if any.

The Offering was made pursuant to a Registration Statement (No. 333-226988) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on August 23, 2018, and declared effective on August 30, 2018, as supplemented by a prospectus supplement dated November 24, 2020.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated herein by reference, and a copy of the form of warrant is filed as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Underwriting Agreement and the terms of the warrants are qualified in their entirety by reference to the Underwriting Agreement and the form of warrant.

Item 8.01	Other Events

On November 27, 2020, the Company completed the Offering. On November 24, 2020, the Underwriters notified the Company that they had exercised their option to purchase an additional 3,999,999 shares of common stock and 1,999,999 warrants in full. After giving effect to the full exercise of the Underwriters’ option, the Company issued and sold an aggregate 30,666,665 shares of common stock and warrants to purchase up to 15,333,332 shares of common stock in the Offering, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-226988). The Company received gross proceeds of approximately $9.2 million, before deducting the underwriting discounts and commissions and fees and expenses payable by the Company in connection with the Offering. A.G.P./Alliance Global Partners acted as sole book-running manager for the Offering.

The Company’s press release announcing the closing of the Offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Exhibit Name
1.1	Underwriting Agreement, dated as of November 24, 2020, by and between Advaxis, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Warrant
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press Release of Advaxis, Inc., dated November 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2020	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and Chief Executive Officer